       As filed with the Securities and Exchange Commission on August 28, 1996
                                 Registration No.


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                         ----

                                 SYNC RESEARCH, INC.
                (Exact name of Registrant as specified in its charter)

               DELAWARE                                   3661                                33-0676350
     (State of other jurisdiction             (Primary Standard Industrial                 (I.R.S. Employer
    of incorporation or organization)         Classification Code Number)                Identification Number)

                                      7 STUDEBAKER
                                  IRVINE, CA  92718
                                    (714) 588-2070
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


               SYNC RESEARCH, INC. AMENDED AND RESTATED 1991 STOCK PLAN
                               (Full title of the plan)


                                  John H. Rademaker
                               Chief Executive Officer
                                 SYNC RESEARCH, INC.
                                     7 Studebaker
                                  Irvine, CA  92718
                                    (714) 588-2070
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------------

                                      COPIES TO:
                               Mark A. Medearis, Esq.
                                Glen Van Ligten, Esq.
                                  VENTURE LAW GROUP
                                 2800 SAND HILL ROAD
                             MENLO PARK, CALIFORNIA 94025
                                    (415) 854-4488

                           CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------------
                               AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF SECURITIES          REGISTERED          OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED                                   PER UNIT                  PRICE                  REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.001
    par value                      519,522              $18.62 (2)               $9,674,596               $3,336.07
- ----------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.001
    par value..........            130,478             $14.125 (3)               $1,843,002               $  635.52
- ----------------------------------------------------------------------------------------------------------------------------------
    TOTAL                          650,000                                      $11,517,598               $3,971.59
- ----------------------------------------------------------------------------------------------------------------------------------

 (1) This total represents a 650,000 share increase in the shares reserved for issuance under the 1991 Stock Plan (the "Plan"), which increase was approved by the Registrant's Board of Directors and stockholders at meetings on February 26, 1996 and May 28, 1996, respectively. There are presently 519,522 outstanding options concerning the shares listed in this increase. An additional 2,859,309 shares were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant, (registration number 333-00166) with the SEC on January 16, 1996.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
    The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 26, 1996.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registrant's Registration Statement filed on January 16, 1996 with the Securities and Exchange Commission (Registration No. 333-00166) are incorporated by reference. The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    ITEM 3 (a)

         The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 30, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3 (b)

         The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, filed on May 2, 1996, and for the quarter ended June 30, 1996, filed on August 12, 1996, each pursuant to Section 13 of the Exchange Act.

    ITEM 3 (c)

         Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 10, 1995, and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A, filed on November 4, 1995, each pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").
Article X of the Registrant's Amended and Restated Certificate of Incorporation, filed November 17, 1995, provides for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law. Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law against expenses, judgments and other amounts actually and reasonably incurred in connection with a proceeding arising from the person's status as an agent of the Corporation. Such expenses shall be paid by the Corporation in advance of the final disposition of such action if the indemnified person undertakes to repay such amounts if it is determined that he or she is not entitled to indemnification. The Registrant has entered into indemnification agreements with certain of its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature, insured claims, and claims under Section 16(b)), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section (c) of the Underwriting Agreement entered into by the Registrant in connection with its initial public offering of its Common Stock indemnifying officers and directors of the Registrant against certain liabilities. In addition, the Registrant has obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.       EXHIBITS


    Exhibit
    Number         Document
    ------         --------

    3.2*           Amended and Restated Certificate of Incorporation.

    3.3*           Bylaws.

    4.1** Amended and Restated 1991 Stock Plan and form of agreement thereunder.

    4.2* 1995 Employee Stock Purchase Plan and forms of agreements thereunder.

    4.3* 1995 Directors' Stock Option Plan and form of agreement thereunder.

    5.1 Opinion of Venture Law Group, A Professional Corporation, as to Legality of Securities Being Registered.

    23.1 Consent of Venture Law Group, a Professional Corporation (contained in Exhibit 5.1 hereto).

    23.2           Consent of Ernst & Young LLP, Independent Auditors.

    24.1           Power of Attorney.


- --------------
* Incorporated by reference from Registrant's Registration Statement on Form S-1 (Registration No. 33-96910), as amended, filed with the Commission on September 14, 1995.

** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.

ITEM 9.       UNDERTAKINGS

              A.   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 28, 1996.


                                  SYNC RESEARCH, INC.



                                  By:   /s/ Ronald J. Scioscia
                                        ----------------------
                                        Ronald J. Scioscia
                                        Vice President of Finance and
                                        Administration and Chief Financial
                                        Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Rademaker and Ronald J. Scioscia, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Title                                             Date
          ---------                               -----                                             ----

                                          Chief Executive Officer and Director                August ___, 1996
- -----------------------------               (Principal Executive Officer)
John H. Rademaker


/s/ Roger A. Dorf                         President, Chief Operating Officer and              August 28, 1996
- -----------------------------               Director
Roger A. Dorf


/s/ Ronald J. Scioscia                    Vice President Finance and                           August 28, 1996
- -----------------------------               Administration and Chief Financial
Ronald J. Scioscia                          Officer (Principal Financial and
                                            Accounting Officer)


/s/ Gregorio Reyes                        Chairman of the Board of Directors                   August 28, 1996
- -----------------------------
Gregorio Reyes


/s/ Douglas C. Carlisle                   Director                                             August 28, 1996
- -----------------------------
Douglas C. Carlisle


                                          Director                                             August __, 1996
- -----------------------------
Robert J. Finocchio, Jr.


/s/ Charles A. Haggerty                   Director                                             August 28, 1996
- -----------------------------
Charles A. Haggerty


/s/ William J. O'Meara                    Director                                             August 28, 1996
- -----------------------------
William J. O'Meara

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

- --------------------------------------------------------------------------------


                                       EXHIBITS


- --------------------------------------------------------------------------------

                          Registration Statement on Form S-8

                                 SYNC RESEARCH, INC.


                                  August 28, 1996

                                  INDEX TO EXHIBITS


  Exhibit
  Number
  ------

  3.2*   Amended and Restated Certificate of Incorporation.

  3.3*   Bylaws.

  4.1** Amended and Restated 1991 Stock Plan and form of agreement thereunder.

  4.2* 1995 Employee Stock Purchase Plan and forms of agreements thereunder.

  4.3* 1995 Directors' Stock Option Plan and form of agreement thereunder.

  5.1 Opinion of Venture Law Group, A Professional Corporation, as to Legality of securities being registered.

  23.1   Consent of Venture Law Group, A Professional Corporation
         (included in Exhibit 5.1).

  23.2   Consent of Independent Auditors.

  24.1   Powers of Attorney.


- --------------
* Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-96910), filed with the Commission on September 14, 1995.

** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.


                                         -10-